UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
(Date of earliest event reported): January 22, 2007
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of	(Commission File # )	(IRS Employer Identification No.)
incorporation or organization)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to the Rights of Security Holders.
On January 23, 2007, Lime Energy Co. (“Lime Energy”) filed an amendment to its Certificate of Incorporation to reflect the reverse split of its common stock announced in June 2006, whereby every 15 shares of outstanding common stock were combined into one share, with fractional shares rounded off to the nearest whole share.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 22, 2007, Lime Energy received consent and approval from stockholders holding a majority of its outstanding common stock approving the proposed amendment to its Certificate of Incorporation to reflect the reverse split described in 3.03 above. On January 23, 2007, the Company filed the amendment to the Certificate of Incorporation with the Secretary of State of Delaware.
Item 7.01 Regulation FD Disclosure
     On January 23, 2007, the Registrant issued a press release announcing that it had received the consent and approval of the amendment to its Certificate of Incorporation from a majority of its common stockholders. A copy of the press release is attached as Exhibit 99.1.
     The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

3.1	Amendment to Certificate of Incorporation
99.1	Press release dated January 23, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIME ENERGY CO.

Dated: January 23, 2007	By:	/s/ Jeffrey R. Mistarz

Jeffrey R. Mistarz
Chief Financial Officer & Treasurer
(principal financial and accounting
officer)
INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Amendment to Certificate of Incorporation
99.1	Press release dated January 23, 2007